                                                                                             Exhibit 99(d)(3)

                      MONTHLY SERVICER'S CERTIFICATE
        (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
       OF THE SERIES 2003-1 TRANSITION PROPERTY SERVICING AGREEMENT)

                ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                               Series 2003-1 Bonds

         Oncor Electric Delivery Company, as Servicer

         Pursuant to the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the "Series 2003-1 Transition Property Servicing
Agreement") between Oncor Electric Delivery Company, as Servicer, and Oncor
Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:



    SERIES 2003-1 COLLECTION PERIOD: December 2003



                                      a. Series 2003-1        b. Series 2003-1      c.Actual             d. Series 2003-1
                                         Transition              Transition           Series 2003-1         Transition
                                         Charge in               Charge               Transition            Charge
                                         Effect                  Billed               Charge                Remittance
                                         ------                  ------               Payments              Made to
Customer Class                                                                        Received              Trustee
--------------                                                                        --------              --------
Residential Service                    $0.000599 / kWh            $1,544,392.34         $1,524,281.62         $1,524,281.62

General Service Secondary                                         $1,747,798.06         $2,012,753.61         $2,012,753.61

          Non-demand                   $0.000577 / kWh

          Demand                       $0.158 / kW

General Service Primary                                             $203,945.13           $230,179.84           $230,179.84

          Non-demand                   $0.000395 / kWh

          Demand                       $0.161 / kW

High Voltage Service                   $0.197 / kW                  $270,968.37           $136,311.32           $136,311.32

Lighting Service                       $0.000724 / kWh               $29,680.88            $33,073.88            $33,073.88

Instantaneous Interruptible            $0.083 / kW                   $73,410.08            $75,112.60            $75,112.60

Noticed Interruptible                  $0.150 / kW                  $105,456.10           $111,364.84           $111,364.84

                                                                  -------------        --------------        --------------
         Total
                                                                  $3,975,650.96         $4,123,077.71         $4,123,077.71

         Capitalized terms used herein have their respective meanings set forth in the Series 2003-1 Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 9th day of January, 2004.



                                        ONCOR ELECTRIC DELIVERY COMPANY,
                                        as Servicer


                                        By   /s/   John M. Casey
                                          --------------------------------
                                           Name:   John M. Casey
                                           Title:  Assistant Treasurer













                                 2